Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re:
Case No. 08-13589 (MG)
IFL Corp.,
Debtor.
ORDER UNDER 11 U.S.C. §§ 363 AND 365 AND FED. R. BANKR. P. 2002, 6004, 6006,
AND 9014 (A) AUTHORIZING AND APPROVING (I) SALE OF SUBSTANTIALLY
ALL ASSETS OF THE DEBTOR FREE AND CLEAR OF LIENS, CLAIMS, AND
ENCUMBRANCES, (II) ASSUMPTION AND ASSIGNMENT OF CERTAIN
EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND (III) ASSUMPTION OF
CERTAIN LIABILITIES; AND (B) APPROVING RELATED COMPROMISES
          Upon the motion, dated September 19, 2008 (the “Motion”),1 of the above-captioned debtor and debtor-in-possession (the “Debtor” or “Seller”) for orders under 11 U.S.C. §§ 363 and 365 and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 (a) approving (i) bidding procedures, (ii) certain bid protections, (iii) the form and manner of sale notices, and (iv) the sale hearing date (the “Sale Hearing”), and (b) authorizing and approving (i) the sale of substantially all of the Debtor’s assets (the “Assets”) free and clear of liens, claims, and encumbrances (the “Sale”) to the Purchaser, (ii) the assumption by the Seller and assignment to the Purchaser of certain executory contracts and unexpired leases (collectively the “Assumed Contracts”), and (iii) the assumption of certain liabilities (collectively, the “Assumed Liabilities”) by the Purchaser; and the Court having reviewed the Motion; and the Court having entered on October 10, 2008 an Order approving (i) bidding procedures, (ii) certain bid protections, and (iii) the form and manner of sale notices (Docket No. 46) (the “Bidding Procedures Order”); and upon the record of the sale hearing (the “Sale Hearing”) conducted on October 28, 2008; and upon the record in this chapter 11 case; and the Debtor and Purchaser having reviewed and agreed to the terms of this Order; and it

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

appearing that the relief sought by the Debtor, as modified by this Order, is necessary and in the best interests of the Debtor, its creditors and bankruptcy estate and other parties in interest; and due deliberation having been had, and sufficient cause appearing therefor;
          THE COURT HEREBY FINDS AND DETERMINES THAT: 2
          A. On September 15, 2008, (the “Petition Date”), the Debtor filed a voluntary petition for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).
          B. Since the Petition Date, the Debtor has continued in possession and management of its assets and properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
          C. No trustee or examiner has been appointed in the Debtor’s chapter 11 case.
          D. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (M) and (O). Venue of this case and the Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.
          E. The statutory predicates for the relief sought in the Motion are sections 105(a), 363 and 365 of the Bankruptcy Code and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.
          F. As evidenced by the certificates of service previously filed with the Court, and based on the representations of counsel for the Debtor at the Sale Hearing: (i) proper, timely, adequate and sufficient notice of the Motion and the Sale Hearing has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code, Fed. R. Bankr. P. 2002, 6004, 6006, 9007 and 9014, and the Bidding Procedures Order; (ii) such notice was good and sufficient and appropriate under the particular circumstances; and (iii) no other or further notice of the Motion, the Sale Hearing or the entry of this Order is required.
          G. A reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to all interested persons and entities.

[2]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact where appropriate. See Fed. R. Bankr. P. 7052.

          H. The Seller is the sole and lawful owner of the Assets to be sold pursuant to the Agreement.
          I. Pursuant to the Bidding Procedures Order, on October 27, 2008 the Debtor conducted an auction to receive and consider competing offers to purchase the Assets. No competing bids were submitted.
          J. The offer of Purchaser to purchase the Assets is the highest and best offer received for the sale of the Assets.
          K. The purchase price to be paid by Purchaser is fair and constitutes reasonably equivalent value and reasonable market value for the Assets.
          L. Purchaser is a good faith purchaser with respect to the Assets, as that term is used in section 363(m) of the Bankruptcy Code. The Agreement was negotiated, proposed and entered into by the parties in good faith, from arm’s length bargaining positions and without collusion, and the Purchaser therefore is entitled to the protections of section 363(m) of the Bankruptcy Code with respect to the Assets. Neither the Debtor nor the Purchaser have engaged in any conduct that would cause or permit the Agreement to be voided under section 363(n) of the Bankruptcy Code.
          M. Except as specifically provided in the Agreement or this Order, Purchaser shall not assume or become liable for any Pre-Closing Date liens, claims, interests and/or encumbrances relating to the Assets being sold by the Seller unless expressly stated in the Agreement or this Order. Any valid and enforceable liens, claims, interests and/or encumbrances shall attach to the proceeds of the sale with the same priority, validity, and enforceability as they had immediately before the closing of the sale.
          N. The Debtor has articulated sound business reasons for entering into the Agreement and selling the Assets as set forth in the Motion outside of a chapter 11 plan, and it is a reasonable exercise of the Debtor’s business judgment to execute, deliver and consummate the Agreement with the Purchaser and consummate the transactions contemplated by the Agreement and as set forth in this Order.

          O. The Seller may sell the Assets free and clear of all liens, claims, interests and/or encumbrances because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. The Assets are not encumbered by any liens, claims, interests and/or encumbrances except for the possessory lien asserted by Winnercomm, Inc., which lien shall be released as provided for in paragraph twelve (12) of this Order.
          P. The terms and conditions of the Agreement, including the total consideration to be realized by the Seller pursuant to the Agreement, are fair and reasonable, and the transactions contemplated by the Agreement, as modified by this Order, are in the best interests of the Debtor, its creditors and estate.
          Q. A valid business purpose exists for approval of the transactions contemplated by the Motion pursuant to sections 105, 363(b), (f), and (m) of the Bankruptcy Code. The Seller may sell, transfer and assign the Assets free and clear of all liens, claims, interests and/or encumbrances in accordance with sections 105 and 363 of the Bankruptcy Code. As a condition to purchasing the Assets, the Purchaser requires that (a) the Assets be sold free and clear of all liens, claims, encumbrances, options, rights of first refusal and other interests; and (b) the Purchaser shall have no liability whatsoever for any obligations of or claims (including without limitation as defined in section 101(5) of the Bankruptcy Code) against the Seller except those expressly assumed in the Agreement or by this Order. Purchaser would not enter into the Agreement and consummate the transactions contemplated by the Agreement, thus adversely affecting the Debtor’s estate, if the sale to Purchaser was not free and clear of all such liens, claims, encumbrances, options, rights of first refusal and other interests or if Purchaser was or would be liable for any such obligations of or claims (including, without limitation, as defined in section 101(5) of the Bankruptcy Code) against the Seller, except as otherwise explicitly provided in the Agreement or this Order.
          R. The transfer of the Assets to the Purchaser is or will be a legal, valid and effective transfer of the Assets, and will vest the Purchaser with all right, title and interest in and to the Assets, free and clear of all liens, claims, interests and/or encumbrances, except those explicitly and expressly excluded by the Purchaser in the Agreement or this Order.
          S. A valid business purpose exists for approval of the assumption and assignment of the Assumed Contracts by the Seller to the Purchaser in accordance with section 365 of the Bankruptcy Code.
          T. The requirements of sections 363(b) and 363(f) of the Bankruptcy Code and any other applicable law relating to the sale of the Assets have been satisfied.
          U. The Court takes judicial notice of the record in this case including, without limitation, the Bidding Procedures Order.
          NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
A. Sale of Assets Approved; Transactions Authorized.
          1. The Motion is granted.
          2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included in such objections, are overruled on the merits and denied.
          3. The Motion, Agreement and the transactions contemplated thereby are approved as modified by this Order, and the Seller is hereby authorized and empowered to enter into, and to perform their obligations under, the Agreement and to act as necessary to effectuate the terms of the Agreement, without further corporate authorization or Order of this Court.
          4. The Seller is hereby authorized and empowered, pursuant to sections 105 and 363(b) and (f) of the Bankruptcy Code, to sell the Assets to the Purchaser pursuant to and in accordance with the terms and conditions of the Agreement and this Order; and pursuant to sections 105 and 363 of the Bankruptcy Code, title to the Assets shall pass to Purchaser at the closing free and clear of any and all liens (including mechanics’, materialmens’ and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any “claim” as defined in section 101(5) of the Bankruptcy

Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, rights of offset, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, debts, charges, suits, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date and through the Closing Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the “Liens and Claims”), with all such Liens and Claims upon the Assets to be unconditionally released, discharged and terminated; provided that all such Liens and Claims shall attach to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Assets prior to closing, except as may be expressly set forth herein.
          5. The Seller and Purchaser are authorized to modify, amend and/or supplement the Agreement to conform to the terms of this Order and any modifications stated on the record at the Sale Hearing.
B. Transfer Of The Assets To Purchaser.
          6. The transfer of the Assets to Purchaser pursuant to the Agreement constitutes a legal, valid and effective transfer and shall vest Purchaser with all right, title and interest of the Seller in and to the Assets so transferred.
          7. This Order and the Agreement shall be binding upon, and shall inure to the benefit of, the Seller and Purchaser and their respective successors and assigns, including, without limitation, any chapter 11 trustee hereinafter appointed for the Seller or any trustee appointed in a chapter 7 case if the Debtor’s case is converted from chapter 11.
          8. On the date of the closing of the transactions contemplated by the Agreement (the “Closing Date”), each of the creditors of the Debtor is authorized and directed to execute such documents and take all other actions as may be necessary to release its Liens and Claims against or in the Assets, if any, as such Liens and Claims may have been recorded or may otherwise exist.
          9. If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Liens and Claims against or in the Assets shall not have delivered to the Debtor prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, and releases of all Liens and Claims that the person or entity has with respect to the Assets, the Debtor is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets.
          10. Effective upon the Closing Date, all parties and/or entities asserting Liens and Claims and contract rights against the Seller and/or any of the Assets are hereby permanently enjoined and precluded from, in each case only with respect to such Liens and Claims: (i) asserting, commencing or continuing in any manner any action against the Purchaser or any of its current or former directors, officers, agents, representatives or employees (collectively, the “Protected Parties”) or against any Protected Party’s assets or properties, including without limitation the Assets; (ii) the enforcement, attachment, collection or recovery, by any manner or means, of any judgment, award, decree or order against the Protected Parties or any properties or assets of the Protected Parties, including without limitation the Assets; (iii) creating, perfecting or enforcing any encumbrance of any kind against the Protected Parties or any properties or assets of the Protected Parties, including without limitation the Assets; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due the Protected Parties; and (v) taking any action, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Order or the Agreement.
          11. The provisions of this Order authorizing the sale of the Assets free and clear of Liens and Claims (with such Liens and Claims to attach to the proceeds of the sale of the Assets as provided in this Order) shall be self-executing, and neither the Seller, the Purchaser nor any other party shall be required to execute or file releases, termination statements, assignments, cancellations, consents or other instruments to effectuate, consummate and/or implement the provisions hereof with respect to such sale; provided, however, that this paragraph shall not excuse such parties from performing any and all of their respective obligations under the Agreement or this Order. Without in any way limiting the foregoing, Purchaser is empowered to execute and file releases, termination statements, assignments, consents, cancellations or other instruments to effectuate, consummate and/or implement the provisions hereof with respect to such sale.
          12. On the Closing Date, the Debtor or Purchaser shall remit to Winnercomm, Inc. (“Winnercomm”) from the proceeds of the Sale, the sum of $30,000.00 on account of invoices 2806-IFL-2 and 2806-IFL-3 (the “Invoices”) in connection with that certain possessory, artisans’ lien Winnercomm has validly asserted against certain videotapes and other images belonging to the Debtor (collectively, the “Videotapes”). In exchange for full satisfaction of the Invoices, Winnercomm shall release to the Debtor or Purchaser any and all of the Debtor’s property in its possession including, without limitation, the Videotapes. Upon payment in full of the Invoices as described herein, Winnercomm’s possessory lien shall be deemed extinguished.
          13. Consummation of the Agreement and the transactions contemplated therein and thereby will not effect a de facto merger or consolidation of the Seller and the Purchaser or result in the continuation of the Seller’s business under the Purchaser’s control.
          14. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Assets are hereby directed to surrender possession of the Assets to the Purchaser on the Closing Date.
C. Assumption And Assignment Of Assumed Contracts Authorized.

          15. The requirements of section 365(b) of the Bankruptcy Code having been satisfied, the Seller is hereby authorized and empowered to assume and assign and sell the Assumed Contracts to the Purchaser under the Agreement free and clear of all Liens and Claims pursuant to sections 363 and 365 of the Bankruptcy Code.
          16. Pursuant to section 365(k) of the Bankruptcy Code, effective upon the assignment of the Assumed Contracts to the Purchaser hereunder, the Seller shall be relieved from any further obligations under or related to the Assumed Contracts.
D. Good Faith Purchase.
          17. The purchase by Purchaser is a purchase in good faith for fair value within the meaning of section 363(m) of the Bankruptcy Code, and Purchaser is entitled to all of the protections afforded good faith purchasers by section 363(m) of the Bankruptcy Code.
          18. The sale approved by this Order is not subject to avoidance pursuant to section 363(n) of the Bankruptcy Code. The consideration provided by Purchaser for the Assets under the Agreement shall be deemed to constitute reasonably equivalent value and fair consideration.
E. Maintenance Of Financial Records; Access Thereto.
          19. Notwithstanding anything to the contrary contained in the Agreement, all financial books and records of Seller which remain in the possession of Purchaser after the Closing Date (the “Financial Records”), are subject to the right of the Debtor and any subsequently appointed trustee (including without limitation a trustee appointed pursuant to a plan of reorganization to liquidate the Debtor’s remaining assets) to review and copy the Financial Records, at such trustee’s sole cost and expense, during normal business hours and upon reasonable notice until the date the Debtor’s bankruptcy case are closed or dismissed by Order of the Court.
          20. The Purchaser agrees that prior to destroying or otherwise disposing of any of the Financial Records, Purchaser shall provide written notice to the Debtor (as provided for in the Agreement) and/or any trustee appointed, of its intent to dispose of or destroy the

Financial Records. The Seller and/or trustee appointed shall have thirty (30) days from the date notice is given to take possession of or copy the Financial Records, at their sole cost and expense.
F. Additional Decretals.
          21. The recitals and findings of facts set forth above are hereby incorporated as a part of this Order.
          22. As provided by Fed. R. Bankr. P. 6004(h), 6006(d) and 7062, this Order shall be effective and enforceable immediately upon entry.
          23. The provisions of this Order are non-severable and mutually dependent.
          24. Nothing contained in any plan of reorganization (or liquidation) confirmed in this case or the order of confirmation confirming any such plan shall conflict with or derogate from the provisions of the Agreement or the terms of this Order.
          25. This Order shall be binding upon and inure to the benefit of the Debtor, Purchaser, and each of their respective former, present, and future assigns, predecessors, successors, affiliates, parent companies, subsidiaries, controlled companies, employees, officers, directors, shareholders, principals, members or agents, whether a signatory hereto or not, including, but not limited to, any subsequently appointed trustee (including without limitation a chapter 7 trustee).
          26. This Court shall retain exclusive jurisdiction to enforce the provisions of this Order and the Agreement and to resolve any dispute concerning this Order, the Agreement, or the rights and duties of the parties hereunder or thereunder or any issues relating to the Agreement and this Order, including, but not limited to, interpretation of the terms, conditions and provisions thereof, and the status, nature and extent of the Assets, and all issues and disputes arising in connection with the relief authorized herein, inclusive of those concerning the transfer of the Assets free and clear of Liens and Claims.
          27. The Debtor and Purchaser expressly understand and agree that the

Agreement and this Order, together, constitute the entire understanding and agreement between the parties, and supersede and replace all other prior negotiations, agreements or understandings between the parties, whether written or oral, relating to the subject matter hereof. Each of the parties acknowledges and represents that no other party or agent or attorney of any other party has made a promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter of the Agreement or this Order. Each party acknowledges and represents that it has not agreed to this Order in reliance upon any promise, representation or warranty whatsoever not expressly set forth in the Agreement or this Order.
          28. The division of this Order into sections or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Order.
          29. Each person signing this Order as an agent or representative of any party hereby covenants and warrants to the Court and the other parties that he or she is fully authorized to sign this Order on behalf of the party he or she represents and is fully authorized to bind that Party to all of the terms of this Order.
[Signature page to follow.]

Agreed To By:

Dated: October 28, 2008	IFL CORP.
Debtor and Debtor-in-Possession

	By:	S. Jason Teele

Sharon L. Levine, Esq.
S. Jason Teele, Esq.
Timothy R. Wheeler, Esq.
LOWENSTEIN SANDLER PC
1251 Avenue of the Americas, 18th Floor New York,
New York 10020
Tel: (212) 262-6700

Dated: October 28, 2008	HDNET LLC
Purchaser

	By:	Kevin D. Rice

Robert W. Dockery, Esq.
Kevin D. Rice, Esq.
AKIN GUMP STRAUSS HAUER & FELD LLP
1700 Pacific Ave, Suite 4100
Dallas, Texas 75201

Dated: October 28, 2008	WINNERCOMM, INC.
Lienholder

	By:	Andrew R. Turner

Andrew R. Turner, Esq.
CONNER & WINTERS, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172-0148

THE FOREGOING IS HEREBY ORDERED:

Dated: October 28, 2008
New York, New York
/s/ Martin Glenn

Honorable Martin Glenn
United States Bankruptcy Judge